UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020 (June 30, 2020)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ	07840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2020, Vislink Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) exclusively by means of remote communication. As described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 30, 2020, the Company’s stockholders voted on three (3) matters: (i) to elect six (6) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal; (ii) to consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020; and (iii) to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a specific ratio within a range from one-for-five to one-for-fifty, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before September 21, 2020 (the “Reverse Split”).

At the Annual Meeting, stockholders representing 36,785,353 shares of Common Stock, or approximately 69.22% of the 53,141,462 shares of Common Stock outstanding as of February 20, 2020, the record date for the Annual Meeting, were present in person or by proxy, constituting a quorum for purposes of the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors.

Proposal 1-All nominees for directors named in the Definitive Proxy Statement and listed below were elected by at least a plurality. The term of office for each director will be until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
Carleton M. Miller	25,637,622	1,507,626	9,640,105
Susan Swenson	25,308,631	1,836,617	9,640,105
General James T. Conway	25,536,447	1,608,801	9,640,105
Jude T. Panetta	25,295,931	1,849,317	9,640,105
Ralph Faison	25,526,509	1,618,739	9,640,105
Brian K. Krolicki	25,423,362	1,721,886	9,640,105

Proposal 2-The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 by a vote of 34,108,298 shares for, 2,070,314 shares against and 606,741 shares abstaining. There were no broker non-votes.

Proposal 3-The Company’s stockholders approved an amendment to the Certificate of Incorporation to effect the Reverse Split by a vote of 27,058,850 shares for, 9,526,377 shares against and 200,126 shares abstaining. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer